UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BEACON ROOFING SUPPLY, INC.
(Name of Registrant as Specified In Its Charter)

QXO, INC.

BRAD JACOBS

Ihsan Essaid

Matt Fassler

Mark Manduca

Sheree Bargabos

Paul A. Camuti

Karel Czanderna

Jonathan F. Foster

Mauro Gregorio

Michael C. Lenz

Teresa May

Stephen D. Newlin

Joseph W. Reitmeier

Wendy Whiteash

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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On February 12, 2025, QXO, Inc. (the “Company”) issued the following press release:

QXO Proposes Full Slate of Independent Directors for Election at Beacon Roofing Supply’s 2025 Annual Meeting

GREENWICH, Conn., February 12, 2025 – QXO, Inc. (NYSE: QXO) announced today that it has informed Beacon Roofing Supply, Inc. (Nasdaq: BECN) that it will propose 10 independent director nominees at Beacon’s 2025 Annual Meeting of Shareholders to replace Beacon’s Board of Directors.

The slate of independent nominees includes current and former senior executives and directors of leading global companies who were selected for their deep expertise with large-scale corporate transformations, extensive knowledge of the building products and distribution sectors, and track records of unlocking shareholder value.

“We are proposing a slate of high-caliber, independent director nominees who are astute at delivering value to shareholders of large public companies,” said Brad Jacobs, chairman and chief executive officer of QXO. “If elected, our nominees would give Beacon’s shareholders a direct voice in advocating for an independent evaluation of QXO’s proposal.”

On January 27, 2025, QXO commenced a tender offer to purchase all outstanding shares of Beacon for $124.25 per share in cash for an aggregate enterprise value of approximately $11 billion, representing a 37% premium to Beacon’s 90-day unaffected volume-weighted average price per share as of November 15, 2024, when news of QXO’s offer was first brought to public attention. QXO’s offer price of $124.25 per share is higher than Beacon’s shares have ever traded. QXO's tender offer will be outstanding until 12:00 midnight (New York City time) at the end of February 24, 2025. QXO has received antitrust clearance for the acquisition in both the U.S. and Canada and is prepared to complete it shortly after the offer expires, subject to the terms of the offer.

QXO intends to solicit proxies from Beacon stockholders by filing a proxy statement and universal WHITE proxy voting card for Beacon’s 2025 Annual Meeting. Beacon stockholders can choose to replace Beacon’s current directors and elect the 10 new directors proposed by QXO by voting “FOR” on the universal WHITE proxy card. Stockholders can cast their vote prior to or at Beacon’s 2025 Annual Meeting, which is expected to be held in May.

Nominees

QXO’s independent nominees for Beacon’s Board of Directors are:

Sheree Bargabos: Sheree Bargabos served as president, roofing and asphalt for over a decade with Owens Corning (NYSE: OC), a global manufacturer of building and composite material systems. During her 37-year tenure with the company, she held a variety of leadership roles, including vice president, customer experience, roofing. More recently, Ms. Bargabos was a non-executive director of the board and member of the governance committee of PGT Innovations, Inc. (formerly NYSE: PGTI), a manufacturer of high-performance windows and doors, until the company was acquired by MITER Brands in 2024. Since 2018, she has served on the board of Steel Dynamics, Inc. (Nasdaq: STLD), a leading steel producer in the U.S., where she sits on the audit and compensation committees.

Paul Camuti: Paul Camuti is the former executive vice president and chief technology and sustainability officer of Trane Technologies plc (NYSE: TT), a global leader in HVAC and refrigeration solutions for residential, commercial, and industrial markets, which separated from Ingersoll Rand, Inc. (NYSE: IR) in 2020. Prior to that, Mr. Camuti served as chief technology officer, corporate sustainability, and senior vice president, innovation, at Ingersoll Rand for nine years. Earlier, he spent 13 years at Siemens AG (OTC: SIEGY), holding various divisional executive leadership roles. Mr. Camuti currently serves on the board of Garrett Motion, Inc. (Nasdaq: GTX) and previously served on the board of The ExOne Company (formerly Nasdaq: XONE).

Karel Czanderna: Karel Czanderna is the former president, chief executive officer and a board director of Flexsteel Industries, Inc. (Nasdaq: FLXS), a global leader in the design and production of residential furniture. Prior to Flexsteel, she was group president of the building materials division of Owens Corning (NYSE: OC) and earlier held divisional executive leadership roles with Whirlpool Corp. (NYSE: WHR). Ms. Czanderna serves on the boards of Cibo Vita, Inc. and Soteria Flexibles, and previously served on the board of BlueLinx Holdings Inc. (NYSE: BXC), a wholesale distributor of building and industrial products.

Jonathan Foster: Jonathan Foster is the founder and a managing director of Current Capital Partners, an independent advisory and merchant banking firm. His 35-year career in financial and investment services includes 10 years with Lazard, Inc. (NYSE: LAZ), where he rose to managing director. He has served on more than 40 corporate boards, including current roles on the boards of Berry Global Group, Inc. (NYSE: BERY), Five Point Holdings, LLC (NYSE: FPH), and Lear Corp. (NYSE: LEA). Previously, he was a director and the audit committee chair of door manufacturer Masonite International Corp. for 15 years and served on the special transaction committee during the company’s sale to Owens Corning (NYSE: OC).

Mauro Gregorio: Mauro Gregorio is the former president of Performance Materials & Coatings at Dow Inc. (NYSE: DOW), a global leader in materials science. He previously served as chief executive officer of Dow Silicones Corp., formerly Dow Corning, and president of Dow Consumer Solutions. Mr. Gregorio serves on the board of Eagle Materials, Inc. (NYSE: EXP), a construction products manufacturer, and sits on the audit and corporate governance, nominating and sustainability committees. Mr. Gregorio also serves on the board of Radius Recycling, Inc. (Nasdaq: RDUS), formerly Schnitzer Steel Industries, Inc., and sits on the audit and compensation and human resources committees.

Michael Lenz: Michael Lenz is the former chief financial officer of FedEx Corp. (NYSE: FDX), overseeing all financial functions within its portfolio of transportation, e-commerce and supply chain management services. He held a variety of senior roles during his 18-year tenure with FedEx, including senior vice president and treasurer. Prior to FedEx, he was with American Airlines Group, Inc. (NYSE: AAL) for 11 years in investor relations, international network, and strategic planning roles. Mr. Lenz serves on the board of Methodist Le Bonheur Healthcare.

Teresa May: Teresa May is the president and owner of H+G Advisory, LLC and an advisor for portfolio operations at private equity firm KPS Capital Partners. Her 25-year career as an international growth and strategic marketing executive includes prior positions as chief marketing officer for American Woodmark Corp. (Nasdaq: AMWD), head of global strategic marketing for Owens Corning (NYSE: OC), and president of healthcare and chief strategy officer of security solutions for Stanley Black & Decker, Inc. (NYSE: SWK). Ms. May is a member of the board of Fluidmaster, Inc., a global leader in water management, and previously served on the boards of American Woodmark and Transcendia, Inc.

Stephen Newlin: Stephen Newlin is the former president, chief executive officer and chairman of the board of Univar Solutions, Inc. (NYSE: UNVR), a global chemicals distributor. Prior to Univar, he was president, chief executive officer and chairman of PolyOne Corp., now Avient Corp. (NYSE: AVNT), a specialty polymer manufacturer and distributor. Mr. Newlin is currently chairman of the board of Oshkosh Corp. (NYSE: OSK), a global equipment manufacturer, where he also sits on the audit, governance, and human resource committees. He previously served on the boards of The Chemours Company (NYSE: CC) and Valspar Corp (NYSE: VAL), prior to its acquisition by Sherwin Williams in 2017.

Joseph Reitmeier: Joseph Reitmeier is the former chief financial officer of Lennox International, Inc. (NYSE: LII), a global manufacturer of residential and commercial climate control solutions and refrigeration systems. Since 2016, he has served on the board of Watts Water Technologies, Inc. (NYSE: WTS), a global leader of water quality solutions. Mr. Reitmeier currently sits on the board’s audit committee, the governance and sustainability committees, and previously served on the nominating and corporate governance committee.

Wendy Whiteash: Wendy Whiteash is the former executive vice president, integration and strategic priorities, for US LBM Holdings, LLC, a leading distributor of roofing, siding, windows, doors, decking, and engineered components. Earlier, she served as US LBM’s chief human resources officer. Ms. Whiteash spent the first 17 years of her career with Ferguson Enterprises, Inc. (NYSE: FERG), the largest U.S. value-added distributor of plumbing, heating, ventilation, air conditioning and MRO solutions, where she held various roles in finance, operations and human resources.

Advisors

Morgan Stanley & Co. LLC is acting as lead financial advisor to QXO, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal counsel.

About QXO

QXO provides technology solutions, primarily to clients in the manufacturing, distribution and service sectors. The company provides consulting and professional services, including specialized programming, training and technical support, and develops proprietary software. As a value-added reseller of business application software, QXO offers solutions for accounting, financial reporting, enterprise resource planning, warehouse management systems, customer relationship management, business intelligence and other applications. QXO plans to become a tech-forward leader in the $800 billion building products distribution industry. The company is targeting tens of billions of dollars of annual revenue in the next decade through accretive acquisitions and organic growth. Visit www.qxo.com for more information.

Forward-Looking Statements

This communication contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets, goals, regulatory approval timing and nominating directors are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Such factors include but are not limited to: the ultimate outcome of any possible transaction between QXO, Inc. (“QXO”) and Beacon Roofing Supply, Inc. (“Beacon”), including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any definitive agreement will be materially different from those proposed; uncertainties as to whether Beacon will cooperate with QXO regarding the proposed transaction; the ultimate result should QXO commence a proxy contest for election of directors to Beacon’s Board of Directors; QXO’s ability to consummate the proposed transaction with Beacon; the conditions to the completion of the proposed transaction, including the receipt of any required shareholder approvals and any required regulatory approvals; QXO’s ability to finance the proposed transaction; the substantial indebtedness QXO expects to incur in connection with the proposed transaction and the need to generate sufficient cash flows to service and repay such debt; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; QXO’s ability to retain certain key employees; and general economic conditions that are less favorable than expected. QXO cautions that forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. QXO does not assume any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Important Additional Information and Where to Find It

This communication is for informational purposes only and does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell Beacon securities. QXO and Queen MergerCo, Inc. (the “Purchaser”) filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the “SEC”) on January 27, 2025, and Beacon filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer with the SEC on February 6, 2025. Investors and security holders are urged to carefully read the Tender Offer Statement (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as each may be amended or supplemented from time to time) and the Solicitation/Recommendation Statement as these materials contain important information that investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer. The Tender Offer Statement, Offer to Purchase, Solicitation/Recommendation Statement and related materials are filed with the SEC, and investors and security holders may obtain a free copy of these materials and other documents filed by QXO and Beacon with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents that QXO and the Purchaser file with the SEC will be made available to all investors and security holders of Beacon free of charge from the information agent for the tender offer: Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, toll-free telephone: +1 (888) 750-5834.

QXO and the other participants intend to file a preliminary proxy statement and accompanying WHITE universal proxy card with the SEC to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2025 Annual Meeting of stockholders of Beacon. QXO strongly advises all stockholders of Beacon to read the preliminary proxy statement, any amendments or supplements to such proxy statement, and other proxy materials filed by QXO with the SEC as they become available because they will contain important information. Such proxy materials will be available at no charge on the SEC’s website at www.sec.gov and at QXO’s website at investors.qxo.com. In addition, the participants in this proxy solicitation will provide copies of the proxy statement, and other relevant documents, without charge, when available, upon request. Requests for copies should be directed to the participants’ proxy solicitor.

Certain Information Concerning the Participants

The participants in the proxy solicitation are anticipated to be QXO, Brad Jacobs, Ihsan Essaid, Matt Fassler, Mark Manduca, Sheree Bargabos, Paul Camuti, Karel Czanderna, Jonathan Foster, Mauro Gregorio, Michael Lenz, Teresa May, Stephen Newlin, Joseph Reitmeier and Wendy Whiteash. As of the date of this communication, QXO owns 100 shares of common stock of Beacon in record name and Ms. Czanderna may be deemed to beneficially own 10 shares of common stock of Beacon held in a trust, for which Ms. Czanderna’s husband serves as trustee. As of the date of this communication, none of the other participants has any direct or indirect interest, by security holdings or otherwise, in Beacon.

Media Contacts

Joe Checkler

joe.checkler@qxo.com
203-609-9650

Steve Lipin / Lauren Odell
Gladstone Place Partners
212-230-5930

Investor Contacts

Mark Manduca

mark.manduca@qxo.com
203-321-3889

Scott Winter / Jonathan Salzberger
Innisfree M&A Incorporated
212-750-5833

On February 12, 2025, Brad Jacobs, Chairman and CEO of the Company, issued the following LinkedIn post.